UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2007

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors of Principals Officers; Electionof Directors; Appointment of Principal Officers.

On April 23, 2007, the Board of Directors of Altair Nanotechnologies Inc. (the “Company”) expanded the size of the Board of Dirctors to eight and appointed Robert Hemphill, Jr., as a director in order to fill the vacancy.

Mr. Hemphill has since 2005 been the Executive Vice President of The AES Corporation (AES:NYSE). AES is one of the world’s largest global power companies with operations in 26 countries on five continents. Mr. Hemphill joined AES in 1981 and has held a series of senior leadership positions, including serving as AES’s Executive Vice President of Global Development from 2003 to 2004. Earlier in his tenure, he participated in or oversaw the development of many of AES’s earliest projects. Mr. Hemphill resigned from The AES Corporation in June 1996 and subsequently returned in January 2003. Mr. Hemphill also served as a member of the AES Board of Directors from June 1996 to February 2004. From 1995 to 2002, Mr. Hemphill served as the Managing Director of Toucan Capital Fund II, L.P., a $120 million private venture capital fund focused on seed and early-stage life science and advanced technology investments. Prior to joining AES in 1981, Mr. Hemphill held senior management positions with the Tennessee Valley Authority, US Department of Energy and the Office of Management and Budget. Mr Hemphill is a director of Reactive NanoTechnologies Inc., a private company engaged in the development and manufacture of nanotechnology designed to control the instantaneous release of heat energy for reaction initiation and American Grid Inc., a private company engaged in systems integration for the power distribution industry. Mr. Hemphill holds a bachelor’s degree in political science from Yale University, a masters in political science from the University of California, Los Angeles, and a Masters of Business Administration from The George Washington University.

On March 2, 2007, AES purchased from the Company 895,523 common shares of Altair for an aggregate purchase price of $3,000,000, or approximately $3.35 per share. The Company also agreed to file a registration statement registering the resale of such common shares. Mr. Hemphill has voting control and investment discretion over such common shares; however, Mr. Hemphill has no direct financial interest in such common share and disclaims beneficial ownership of such common shares.

Item 7.01 Regulation FD Disclosure.

On April 23, 2007, the Company issued a press release entitled “Altair Nanotechnologies Appoints AES Executive Robert F. Hemphill to Board of Directors,” a copy of which is attached hereto as Exhibit 99.1

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated April 23, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated:  April 24, 2007                                                                          By: /s/ Edward Dickinson
            Edward Dickinson, Chief Financial Officer

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